Exhibit 99.1

Microsoft_Investor_Relations_News_Release

Microsoft Reports Record $0.77 Earnings Per Share in Second Quarter

Holiday sales and business demand drive record revenue.

REDMOND, Wash. — Jan. 27, 2011 — Microsoft Corp. today announced record second-quarter revenue of $19.95 billion for the quarter ended Dec. 31, 2010. Operating income, net income and diluted earnings per share for the quarter were $8.17 billion, $6.63 billion and $0.77 per share, respectively.

Prior year results reflect the recognition of $1.71 billion of deferred revenue relating to the Windows 7 Upgrade Option program and sales of Windows 7 before general availability in October 2009. Second-quarter growth rates for revenue and earnings per share were 5% and 4%, respectively. Without the deferred recognition in the prior year, second-quarter growth rates for revenue and earnings per share were 15% and 28%, respectively.

(In millions, except per share amounts)	Three Months Ended December 31,
	2010 As Reported (GAAP)	2009 As Reported (GAAP)	Deferred Revenue Recognition	2009 As Adjusted (Non-GAAP)	Percentage Change (GAAP)	Percentage Change (Non-GAAP)
Revenue	$19,953	$19,022	$1,711	$17,311	5%	15%

Operating Income	$8,165	$8,513	$1,711	$6,802	-4%	20%

Diluted Earnings Per Share	$0.77	$0.74	$0.14	$0.60	4%	28%

“We are enthusiastic about the consumer response to our holiday lineup of products, including the launch of Kinect. The 8 million units of Kinect sensors sold in just 60 days far exceeded our expectations,” said Peter Klein, chief financial officer at Microsoft. “The pace of business spending, combined with strong consumer demand, led to another quarter of operating margin expansion and solid earnings per share growth.”

Among the factors driving Microsoft’s record revenues and earnings per share was the 55% growth in revenue for the Entertainment & Devices Division, as the success of the Kinect sensor boosted sales of Xbox 360 consoles, Xbox Live subscriptions and Xbox games.

Microsoft Business Division revenue grew 24% year-over-year. Office 2010 is the fastest-selling consumer version of Office in history, with license sales over 50% ahead of Office 2007 over an equivalent period following launch.

“Business demand for our productivity and infrastructure products and cloud solutions is strong. Office had a huge quarter, exceeding everyone’s expectations, and our roadmap for cloud productivity with Office 365 makes products like SharePoint, Exchange, Lync and Dynamics CRM even more attractive to our customers,” said Kevin Turner, chief operating officer at Microsoft. “Windows 7 continues to be the fastest-growing operating system in history, and our recent System on a Chip announcement demonstrates our commitment that Windows will have the power and flexibility to run everywhere and on every device.”

Among the other product and business highlights Microsoft reported in the quarter:

•	Microsoft announced it has now sold over 300 million Windows 7 licenses, and Windows 7 is now running on over 20% of Internet-connected PCs.

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Windows Phone 7 launched during the quarter in 30 countries and on 60 operators and nine different devices. Microsoft announced developers are adding Windows Phone 7 applications to the marketplace at a rate of over 100 per day.

•	Bing completed the integration of Yahoo! search in the U.S. and Canada and continues to gain share.

•	Windows Azure developer momentum continued this quarter, with Pixar Animation Studios, ADP with NVoicePay and others demonstrating compelling uses of the platform.

•	Internet Explorer 9 is Microsoft’s fastest downloaded beta browser of all time with over 20 million downloads to date.

•	At International CES 2011 in early January, Microsoft announced that the next version of Windows will support System on a Chip architectures.

•	The company announced that during the quarter, it bought back $5 billion in stock and declared $1.3 billion in dividends.

Business Outlook

Microsoft reaffirms operating expense guidance of $26.9 billion to $27.3 billion for the full year ending June 30, 2011.

Webcast Details

Peter Klein, chief financial officer, Frank Brod, chief accounting officer, and Bill Koefoed, general manager of Investor Relations, will host a conference call and webcast at 2:30 p.m. PST (5:30 p.m. EST) today to discuss details of the company’s performance for the quarter and certain forward-looking information. The session may be accessed at http://www.microsoft.com/investor. The webcast will be available for replay through the close of business on Jan. 27, 2012.

Adjusted Financial Results and Non-GAAP Measures

In addition to financial results reported in accordance with generally accepted accounting principles (GAAP), we have provided certain non-GAAP financial information to aid investors in better understanding the company’s performance. For revenue, operating income and earnings per share growth, we excluded the impact of deferred revenue recognized in the prior year fiscal quarter relating to the Windows 7 Upgrade Option program and sales of Windows 7 before general availability in October

2009. Presenting these measures without the impact of this item gives additional insight into operational performance and helps clarify trends affecting the company’s business. For comparability of reporting, management considers this information in conjunction with GAAP amounts in evaluating business performance. These non-GAAP financial measures provided should not be considered as a substitute for, or superior to, the measures of financial performance prepared in accordance with GAAP.

To aid comparability of prior results, we have also recast certain prior period amounts within our Form 10-Q that conforms to the way we internally managed and monitored segment performance during the current fiscal year. In addition to the reconciliation in this release, our supplementary earnings slide deck at http://www.microsoft.com/investor contains a reconciliation of adjusted financial results and a reconciliation between reported and recast segment results.

About Microsoft

Founded in 1975, Microsoft (Nasdaq “MSFT”) is the worldwide leader in software, services and solutions that help people and businesses realize their full potential.

Forward-Looking Statements

Statements in this release that are “forward-looking statements” are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially because of factors such as:

•	execution and competitive risks in transitioning to cloud-based computing;

•	challenges to Microsoft’s business model;

•	intense competition in all of Microsoft’s markets;

•	Microsoft’s continued ability to protect its intellectual property rights;

•	claims that Microsoft has infringed the intellectual property rights of others;

•	the possibility of unauthorized disclosure of significant portions of Microsoft’s source code;

•	actual or perceived security vulnerabilities in Microsoft products that could reduce revenue or lead to liability;

•	improper disclosure of personal data could result in liability and harm to Microsoft’s reputation;

•	outages and disruptions of services provided to customers directly or through third parties if Microsoft fails to maintain an adequate operations infrastructure;

•	government litigation and regulation affecting how Microsoft designs and markets its products;

•	Microsoft’s ability to attract and retain talented employees;

•	delays in product development and related product release schedules;

•	significant business investments that may not gain customer acceptance and produce offsetting increases in revenue;

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unfavorable changes in general economic conditions, disruption of our partner networks or sales channels, or the availability of credit that affect demand for Microsoft’s products and services or the value of our investment portfolio;

•	adverse results in legal disputes;

•	unanticipated tax liabilities;

•	quality or supply problems in Microsoft’s consumer hardware or other vertically integrated hardware and software products;

•	impairment of goodwill or amortizable intangible assets causing a charge to earnings;

•	exposure to increased economic and regulatory uncertainties from operating a global business;

•	geopolitical conditions, natural disaster, cyberattack or other catastrophic events disrupting Microsoft’s business; and

•	acquisitions and joint ventures that adversely affect the business.

For further information regarding risks and uncertainties associated with Microsoft’s business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of Microsoft’s SEC filings, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained by contacting Microsoft’s Investor Relations department at (800) 285-7772 or at Microsoft’s Investor Relations website at http://www.microsoft.com/investor.

All information in this release is as of Jan. 27, 2011. The company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company’s expectations.

For more information, press only:

Rapid Response Team, Waggener Edstrom Worldwide, (503) 443-7070,

rrt@waggeneredstrom.com

For more information, financial analysts and investors only:

Bill Koefoed, general manager, Investor Relations, (425) 706-3703

Note to editors: For more information, news and perspectives from Microsoft, please visit the Microsoft News Center at http://www.microsoft.com/news. Web links, telephone numbers and titles were correct at time of publication, but may since have changed. Shareholder and financial information, as well as today’s 2:30 p.m. PST conference call with investors and analysts, is available at http://www.microsoft.com/investor.

Microsoft Corporation

Income Statements

(In millions, except per share amounts) (Unaudited)	Three Months Ended December 31,		Six Months Ended December 31,
	2010	2009	2010	2009

Revenue	$19,953	$19,022	$36,148	$31,942
Operating expenses:
Cost of revenue	4,833	3,628	7,972	6,470
Research and development	2,185	2,079	4,381	4,144
Sales and marketing	3,825	3,619	6,631	6,409
General and administrative	945	1,183	1,883	1,924

Total operating expenses	11,788	10,509	20,867	18,947

Operating income	8,165	8,513	15,281	12,995
Other income	332	370	446	653

Income before income taxes	8,497	8,883	15,727	13,648
Provision for income taxes	1,863	2,221	3,683	3,412

Net income	$6,634	$6,662	$12,044	$10,236

Earnings per share:
Basic	$0.78	$0.75	$1.41	$1.15
Diluted	$0.77	$0.74	$1.39	$1.14

Weighted average shares outstanding:
Basic	8,497	8,856	8,555	8,885
Diluted	8,570	8,951	8,646	8,975

Cash dividends declared per common share	$0.16	$0.13	$0.32	$0.26

Microsoft Corporation

Balance Sheets

(In millions)
	December 31, 2010	June 30, 2010 (1)
	(Unaudited)

Assets
Current assets:
Cash and cash equivalents	$4,023	$5,505
Short-term investments (including securities loaned of $982 and $62)	37,229	31,283

Total cash, cash equivalents, and short-term investments	41,252	36,788
Accounts receivable, net of allowance for doubtful accounts of $317 and $375	12,874	13,014
Inventories	861	740
Deferred income taxes	2,548	2,184
Other	2,149	2,950

Total current assets	59,684	55,676
Property and equipment, net of accumulated depreciation of $9,279 and $8,629	7,799	7,630
Equity and other investments	10,022	7,754
Goodwill	12,502	12,394
Intangible assets, net	992	1,158
Other long-term assets	1,307	1,501

Total assets	$92,306	$86,113

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$3,863	$4,025
Short-term debt	0	1,000
Accrued compensation	2,402	3,283
Income taxes	1,439	1,074
Short-term unearned revenue	12,063	13,652
Securities lending payable	1,355	182
Other	3,190	2,931

Total current liabilities	24,312	26,147
Long-term debt	9,671	4,939
Long-term unearned revenue	1,354	1,178
Deferred income taxes	826	229
Other long-term liabilities	7,662	7,445

Total liabilities	43,825	39,938
Commitments and contingencies
Stockholders’ equity:
Common stock and paid-in capital - shares authorized 24,000; outstanding 8,403 and 8,668	61,646	62,856
Retained deficit, including accumulated other comprehensive income of $1,697 and $1,055	(13,165)	(16,681)

Total stockholders’ equity	48,481	46,175

Total liabilities and stockholders’ equity	$92,306	$86,113

(1)	Derived from audited financial statements.

Microsoft Corporation

Cash Flows Statements

(In millions) (Unaudited)	Three Months Ended December 31,		Six Months Ended December 31,
	2010	2009	2010	2009

Operations
Net income	$6,634	$6,662	$12,044	$10,236
Adjustments to reconcile net income to net cash from operations:
Depreciation, amortization, and other	663	615	1,357	1,261
Stock-based compensation expense	553	485	1,081	928
Net recognized gains on investments and derivatives	(226)	(188)	(255)	(254)
Excess tax benefits from stock-based compensation	(4)	(15)	(9)	(24)
Deferred income taxes	(117)	550	(265)	504
Deferral of unearned revenue	6,834	6,926	12,715	13,605
Recognition of unearned revenue	(7,301)	(9,126)	(14,163)	(15,363)
Changes in operating assets and liabilities:
Accounts receivable	(3,270)	(2,789)	404	(41)
Inventories	380	558	(88)	139
Other current assets	(77)	686	131	451
Other long-term assets	118	16	180	(62)
Accounts payable	216	3	(184)	(33)
Other current liabilities	(500)	282	(1,411)	(921)
Other long-term liabilities	283	304	843	650

Net cash from operations	4,186	4,969	12,380	11,076

Financing
Short-term debt repayments, maturities of 90 days or less, net	(1,000)	(475)	(186)	(97)
Proceeds from issuance of debt, maturities longer than 90 days	0	1,046	4,721	1,741
Repayments of debt, maturities longer than 90 days	0	(573)	(814)	(1,396)
Common stock issued	660	729	837	977
Common stock repurchased	(5,052)	(3,867)	(9,451)	(5,407)
Common stock cash dividends paid	(1,363)	(1,152)	(2,481)	(2,309)
Excess tax benefits from stock-based compensation	4	15	9	24
Other	0	0	(25)	0

Net cash used in financing	(6,751)	(4,277)	(7,390)	(6,467)

Investing
Additions to property and equipment	(491)	(376)	(1,055)	(811)
Acquisition of companies, net of cash acquired	(69)	(63)	(69)	(102)
Purchases of investments	(5,896)	(4,287)	(13,313)	(14,777)
Maturities of investments	1,836	1,896	2,706	5,394
Sales of investments	2,603	3,361	4,030	7,778
Securities lending payable	447	(623)	1,174	1,227

Net cash used in investing	(1,570)	(92)	(6,527)	(1,291)

Effect of exchange rates on cash and cash equivalents	(3)	(1)	55	28

Net change in cash and cash equivalents	(4,138)	599	(1,482)	3,346
Cash and cash equivalents, beginning of period	8,161	8,823	5,505	6,076

Cash and cash equivalents, end of period	$4,023	$9,422	$4,023	$9,422

Microsoft Corporation

Segment Revenue and Operating Income (Loss)

(In millions) (Unaudited)	Three Months Ended December 31,		Six Months Ended December 31,
	2010	2009	2010	2009

Revenue
Windows & Windows Live Division	$5,054	$7,193	$9,839	$10,063
Server and Tools	4,390	3,978	8,349	7,523
Online Services Division	691	579	1,218	1,067
Microsoft Business Division	6,032	4,864	11,157	9,360
Entertainment and Devices Division	3,698	2,381	5,493	3,815
Unallocated and other	88	27	92	114

Consolidated	$19,953	$19,022	$36,148	$31,942

Operating income (loss)
Windows & Windows Live Division	$3,251	$5,417	$6,573	$6,894
Server and Tools	1,776	1,464	3,415	2,709
Online Services Division	(543)	(463)	(1,103)	(940)
Microsoft Business Division	3,965	2,947	7,340	5,744
Entertainment and Devices Division	679	365	1,067	640
Corporate-level activity	(963)	(1,217)	(2,011)	(2,052)

Consolidated	$8,165	$8,513	$15,281	$12,995